Exhibit 99.1
Cardiac Science Appoints Healthcare Executive
Ronald A. Andrews, Jr. to Board of Directors
Bothell, WA — November 5, 2009 — Cardiac Science Corporation [NASDAQ: CSCX], a global leader in automated external defibrillator (AED) and diagnostic cardiac monitoring devices, announced today it appointed veteran healthcare executive Ronald A. Andrews, Jr., to its board of directors. Andrews replaces long-time board member Jue-Hsien Chern, Ph.D., who stepped down from his board seat effective November 5th. The total number of directors remains at six.
Andrews, 50, is the vice chairman and chief executive officer of Clarient, Inc. [NASDAQ: CLRT], an advanced cancer diagnostics and laboratory services company serving pathologists, oncologists, and the pharmaceutical industry. Andrews joined Clarient in July 2004 and implemented a completely new business model for the company that generated annual revenue growth from nominal levels to a run rate approaching $100 million.
“Ronnie is a natural leader and innovator with a proven ability to manage growth,” said Board Chairman Ruediger Naumann-Etienne, Ph.D. “His experience in global marketing and business development, especially when it comes to combining technology and service offerings, will be valuable to Cardiac Science as we execute our growth strategy. We look forward to working with Ronnie and welcome the expertise and enthusiasm we know he will bring to our board.”
Prior to joining Clarient, Andrews was senior vice president global marketing and commercial business development at Pleasanton, CA-based Roche Molecular Diagnostics, where he was responsible for all aspects of strategy and commercial operations. From 2000 to 2002, Andrews held two senior executive positions with Indianapolis-based Roche Diagnostics Corporation: vice president, U.S. commercial operations, molecular diagnostics, and vice president, marketing, U.S. commercial operations.
Andrews earned a bachelor’s degree in biology and chemistry from Wofford College and has participated extensively in the executive development programs at Roche and Abbott Labs.
About Cardiac Science:
Cardiac Science develops, manufactures, and markets a family of advanced diagnostic and therapeutic cardiology devices and systems, including automated external defibrillators (AED), electrocardiograph devices (ECG/EKG), cardiac stress treadmill and systems, Holter monitoring systems, hospital defibrillators, cardiac rehabilitation telemetry systems, vital signs monitors, and cardiology data management systems (informatics) that connect with hospital information (HIS), electronic medical record (EMR), and other information systems. The company sells a variety of related products and consumables and provides a portfolio of training, maintenance, and support services. Cardiac Science, the successor to the cardiac businesses that established the trusted Burdick®, HeartCentrix®, Powerheart®, and Quinton® brands, is headquartered in Bothell, Washington. With customers in more than 100 countries worldwide, the company has operations in North America, Europe, and Asia. For information, call 425.402.2000 or visit http://www.cardiacscience.com.
For updates and information on worldwide defibrillation and cardiac monitoring, find us on the Cardiac Science blog at http://www.cardiacscience.com/blog, Twitter at http://twitter.com/cardiacscience, Facebook at http://budurl.com/CSonFB, YouTube at http://www.youtube.com/user/CardiacScience.
Forward-Looking Statements
This press release contains forward-looking statements. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements in this press release include, but are not limited to, those relating to Cardiac Science Corporation’s growth strategies and the resulting impact on operating results. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause or contribute to such varying results and other risks are more fully described in Cardiac Science Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, as updated by subsequent quarterly reports on Form 10-Q. Cardiac Science Corporation undertakes no duty or obligation to update the information provided herein.
For more information,

Company Contact:	Investor Contact:	Media Contact:
Mike Matysik	Matt Clawson	Christopher Gale
Cardiac Science Corporation	Allen & Caron	EVC Group Inc.
Senior Vice President and CFO	949.474.4300	646.201.5431
425.402.2009	matt@allencaron.com	203.570.4681
		cgale@evcgroup.com
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